                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                      FORM 8-K/A



                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     May 1, 1997



                               RURAL CELLULAR CORPORATION
-------------------------------------------------------------------------------
                 (Exact name of Registrant as Specified in its Charter)


                                       MINNESOTA
-------------------------------------------------------------------------------
                      (State or other Jurisdiction of Incorporation)


           0-27416                                      41-1693295
-------------------------------------------------------------------------------
    (Commission File Number)                  (IRS Employer Identification No.)


  3905 DAKOTA STREET S.W., ALEXANDRIA, MINNESOTA           56308
-------------------------------------------------------------------------------
   (Address of Principal Executive Offices)              (Zip Code)



  Registrant's Telephone Number, Including Area Code     (320) 762-2000
                                                    ---------------------------


-------------------------------------------------------------------------------
              Former Name or Former Address, if Changed Since Last Report

    The only purpose of this amendment is to file certain financial statements and exhibits required by Item 7 to the Registrant's Current Report on Form 8-K dated May 1, 1997, originally filed on May 15, 1997.



                                      SIGNATURE

   Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                      RURAL CELLULAR CORPORATION



                                      By /s/Richard P. Ekstrand
                                        -----------------------
                                      Richard P. Ekstrand
                                      Its President and Chief Executive Officer

Dated:  July 15, 1997

Item 7.  Financial Statements and Exhibits.

The following financial statements and pro forma financial information are filed as part of this Report:

(a)      Financial Statements of Businesses Acquired

Unity Cellular System, Inc. and Subsidiary Financial Statements:                         Page
-   Report of Independent Public Accountants                                             F-1
-   Consolidated Balance Sheets as of December 31, 1996 and 1995                         F-2
-   Consolidated Statements of Operations for the Years Ended
    December 31, 1996 and 1995                                                           F-4
-   Consolidated Statements of changes in Stockholder's equity for
    the Years Ended December 31, 1996 and 1995                                           F-5
-   Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1996 and 1995                                                           F-6
-   Notes to Consolidated Financial Statements                                           F-7
-   Condensed Consolidated Balance Sheets (Unaudited) as of March 31, 1997 and
    December 31, 1996                                                                    F-14
-   Condensed Consolidated Statements of Operations (Unaudited) for the Three Months
    Ended March 31, 1997 and March 31, 1996                                              F-16
-   Condensed Consolidated Statements of Cash Flows   (Unaudited) for the Three Months
    Ended March 31, 1997 and March 31, 1996                                              F-17
-   Notes to Unaudited Condensed Consolidated Financial Statements                       F-18


(b) Pro Forma Financial Information                                                      PF-1

-   Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997                  PF-2
-   Unaudited Pro Forma Consolidated Statement of Operations for the Year
    Ended December 31, 1996                                                              PF-4
-   Unaudited Pro Forma Consolidated Statement of Operations for the
    Three Months Ended March 31, 1997                                                    PF-5
-   Notes to Unaudited Pro Forma Consolidated Financial Statements                       PF-6


(c)   Exhibits.

   *2.1 Asset Purchase Agreement dated December 23, 1996 by and among the Registrant, Unity Cellular Systems, Inc., InterCel Licenses, Inc. and InterCel, Inc. (filed as an exhibit to Report on Form 8-K dated December 23, 1996 and incorporated by reference herein)

   *2.2 Partnership Interest Purchase Agreement dated April 18, 1997 by and between Cellco Partnership dba Bell Atlantic NYNEX Mobile, Inc. and MRCC, Inc.

   *10 Loan Agreement dated May 1, 1997 among the Registrant and The Toronto Dominion Bank, Bank Boston, N.A., St. Paul Bank for Cooperatives, CoBank, Fleet National Bank, First National Bank of Maryland, Societe Generale, New York Branch, and Merita Bank Ltd New York Branch (the "Banks"), BankBoston, N.A. and St. Paul Bank for Cooperatives (the "Co-Agents"), and Toronto Dominion (Texas), Inc. (the "Administrative Agent")

   23.1   Consent of Arthur Andersen LLP

   23.2   Consent of Arthur Andersen LLP


*Filed previously

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
Unity Cellular System, Inc. and Subsidiary:


We have audited the accompanying consolidated balance sheets of UNITY CELLULAR SYSTEM, INC. (a Maine corporation) AND SUBSIDIARY as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unity Cellular System, Inc. and subsidiary as of December 31, 1996 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As explained in Note 1 to the financial statements, effective January 1, 1996, the Company changed its method of accounting for promotional costs.


                                               ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 3, 1997 (except Note 6, as to which the date is May 1, 1997)

                 UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                       CONSOLIDATED BALANCE SHEETS
                       DECEMBER 31, 1996 AND 1995

                  ASSETS                                    1996             1995
---------------------------------------------------     -------------    -----------
CURRENT ASSETS:
  Cash and cash equivalents                              $186,288,853     $   96,238
  Short-term investments                                   75,658,893              0
  Accounts receivable, less allowance for doubtful
    accounts of $99,244 and $152,842 in 1996 and
    1995, respectively                                      2,085,419      1,843,118
  Accounts receivable--affiliate                                    0         38,692
  Inventories                                                 586,299        397,362
  Deferred income taxes (Note 5)                                    0        159,258
  Prepaid expenses and other current assets                   163,949        268,239
                                                         ------------     ----------
    Total current assets                                  264,783,413      2,802,907
                                                         ------------     ----------

PROPERTY, PLANT, AND EQUIPMENT:
  Land                                                        414,172        353,160
  Buildings and towers                                      2,747,622      2,676,425
  Equipment                                                12,691,700      7,497,580
  Furniture and fixtures                                      191,967        163,485
  Assets under construction                                         0         50,249
                                                         ------------     ----------
                                                           16,045,461     10,740,899
  Less accumulated depreciation                            (2,866,302)    (2,289,841)
                                                         ------------     ----------
    Property, plant, and equipment, net                    13,179,159      8,451,058
                                                         ------------     ----------

OTHER ASSETS:
  Goodwill, net of accumulated amortization of
    $2,057,090 and $1,445,484 in 1996 and 1995,
    respectively                                           22,671,305     23,282,911
  Deferred income taxes (Note 5)                              610,628      2,002,648
  Deferred charges and other, net of accumulated
    amortization of $122,293 and $1,533,058 in 1996
    and 1995, respectively                                    117,335      2,115,414
  Other investments                                           389,515        389,515
                                                         ------------     ----------
    Total other assets                                     23,788,783     27,790,488
                                                         ------------     ----------
    Total assets                                         $301,751,355    $39,044,453
                                                         ------------     ----------
                                                         ------------     ----------

The accompanying notes are an integral part of these consolidated statements.

                 UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                       CONSOLIDATED BALANCE SHEETS
                       DECEMBER 31, 1996 AND 1995

        LIABILITIES AND STOCKHOLDER'S EQUITY                 1996           1995
---------------------------------------------------     -------------    -----------
CURRENT LIABILITIES:
  Accounts payable                                         $  485,397     $  542,123
  Accounts payable--affiliate                                 102,573              0
  Accrued expenses and other current liabilities              893,689        865,648
  Accrued income taxes                                      3,222,662              0
  Advanced billings and customer deposits                     365,039        361,638
                                                         ------------     ----------
    Total current liabilities                               5,069,360      1,769,409
                                                         ------------     ----------

DEFERRED REVENUE                                              389,515        389,515
                                                         ------------     ----------

DUE TO PARENT (NOTE 3)                                    264,015,666     14,734,789
                                                         ------------     ----------

MINORITY INTEREST IN CELLULAR PARTNERSHIP                   2,535,408      2,674,159
                                                         ------------     ----------

COMMITMENTS AND CONTINGENCIES (NOTE 4)

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 100,000 shares
    authorized, 100 shares issued and outstanding in
    1996 and 1995                                                 100            100
  Additional paid-in capital                               18,405,321     18,405,321
  Retained earnings                                        11,335,985      1,071,160
                                                         ------------     ----------
    Total stockholder's equity                             29,741,406     19,476,581
                                                         ------------     ----------
    Total liabilities and stockholder's equity           $301,751,355    $39,044,453
                                                         ------------     ----------
                                                         ------------     ----------

The accompanying notes are an integral part of these consolidated statements.

                 UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                             1996            1995
                                                         -------------    -----------
REVENUES AND SALES:
  Monthly access revenue                                 $  7,612,423   $  6,269,260
  Airtime revenue                                           3,277,268      2,561,826
  Roaming revenue                                           1,288,357      1,235,981
  Toll revenue                                              1,344,896      1,201,200
  Installation, connection, and other revenue                 388,797        345,960
                                                         ------------     ----------
    Total service revenues                                 13,911,741     11,614,227
  Equipment sales                                           2,172,409      2,354,543
                                                         ------------     ----------
    Total revenues and sales                               16,084,150     13,968,770
                                                         ------------     ----------
OPERATING EXPENSES:
  Cost of services                                          1,817,877      1,418,883
  Cost of equipment sales                                   1,786,673      1,783,813
  Operations                                                2,038,979      1,595,992
  Selling, general, and administrative                      4,094,293      3,386,380
  Depreciation and amortization                             4,190,078      3,184,061
                                                         ------------     ----------
    Total operating expenses                               13,927,900     11,369,129
                                                         ------------     ----------
OPERATING INCOME                                            2,156,250      2,599,641
                                                         ------------     ----------

OTHER (INCOME) EXPENSE:
  Interest expense                                            987,828        859,924
  Interest income                                         (15,207,288)             0
  Other income                                                 (7,658)             0
                                                         ------------     ----------
    Total other (income) expense                          (14,227,118)       859,924
                                                         ------------     ----------
INCOME BEFORE MINORITY INTEREST, INCOME TAXES, AND
CUMULATIVE EFFECT                                          16,383,368      1,739,717

MINORITY INTEREST IN LOSS OF CELLULAR PARTNERSHIP             473,578        129,547
                                                         ------------     ----------
INCOME BEFORE INCOME TAXES                                 16,856,946      1,869,264

INCOME TAX PROVISION                                        5,338,940        994,964
                                                         ------------     ----------
NET INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE                                       11,518,006        874,300

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE,
  NET OF TAX BENEFIT OF $565,000 (NOTE 1)                  (1,253,181)             0
                                                         ------------     ----------
NET INCOME                                                $10,264,825     $  874,300
                                                         ------------     ----------
                                                         ------------     ----------

 The accompanying notes are an integral part of these consolidated statements.

                   UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S
                                     EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995




                                    COMMON
                                    STOCK,                                                       TOTAL
                                    $1 PAR              PAID-IN            RETAINED          STOCKHOLDER'S
                                     VALUE              CAPITAL            EARNINGS             EQUITY
                                  -----------         -----------         -----------         -----------
BALANCE, DECEMBER 31, 1994               $100         $18,405,321         $   196,860         $18,602,281

   Net income                               0                   0             874,300             874,300
                                  -----------         -----------         -----------         -----------
BALANCE, DECEMBER 31, 1995                100          18,405,321           1,071,160          19,476,581

   Net income                               0                   0          10,264,825          10,264,825
                                  -----------         -----------         -----------         -----------
BALANCE, DECEMBER 31, 1996               $100         $18,405,321         $11,335,985         $29,741,406
                                  -----------         -----------         -----------         -----------
                                  -----------         -----------         -----------         -----------


  The accompanying notes are an integral part of these consolidated statements.

                                        UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                    1996                1995
                                                                                --------------      --------------

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                      $10,264,825        $  874,300
                                                                                --------------      --------------
  Adjustments to reconcile net income to net cash provided by operating activities:
       Minority interest in loss of partnership                                      (473,578)         (129,547)
       Cumulative effect of change in accounting principle, before tax
         benefit                                                                    1,818,181                 0
       Depreciation and amortization                                                4,190,078         3,184,061
       Deferred taxes, net                                                          1,551,278           994,964
       Changes in assets and liabilities:
         Accounts receivable                                                         (242,301)         (726,963)
         Inventory                                                                   (188,937)          (23,871)
         Prepaid expenses and other current assets                                    104,290           (146,392)
         Deferred charges and other                                                (1,676,239)        (2,428,539)
         Accounts payable, advanced billings and customer deposits,
           and accrued expenses                                                     3,197,378            169,476
                                                                                --------------      --------------
             Total adjustments                                                      8,280,150            893,189
                                                                                --------------      --------------
             Net cash provided by operating activities                             18,544,975          1,767,489
                                                                                --------------      --------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Additions to property, plant, and equipment                                      (6,450,436)        (2,683,162)
  Increase in short-term investments                                              (75,658,893)                 0
  Receipt of proceeds from RTFC capital certificates                                        0          1,840,592
                                                                                --------------      --------------
               Net cash used in investing activities                              (82,109,329)          (842,570)
                                                                                --------------      --------------
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Increase (decrease) in due to parent                                            249,280,877         (1,663,368)
  Capital contributed by minority partner in Northern Maine Partnership               334,827            687,532
  Advances from affiliate                                                             141,265              2,153
                                                                                --------------      --------------
              Net cash provided by (used in) financing activities                  249,756,969          (973,683)
                                                                                --------------      --------------
NET INCREASE (DECREASE) IN CASH                                                    186,192,615           (48,764)


CASH, BEGINNING OF PERIOD                                                               96,238           145,002
                                                                                --------------      --------------
CASH, END OF PERIOD                                                               $186,288,853         $  96,238
                                                                                --------------      --------------
                                                                                --------------      --------------


                               The accompanying notes are an integral part of these consolidated statements.


                    UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   OWNERSHIP

   In February 1987, Unity Cellular System, Inc. ("UNICEL" or the "Company") was formed as a wholly owned subsidiary of Unity Telephone Company
   ("Unity") to operate a cellular telephone system throughout central and northern Maine, including the Bangor, Maine, metropolitan service area and two rural service areas ("RSA2" and "RSA3"). UNICEL is the managing partner, with a 51% interest of the RSA2 cellular partnership (the
   "Northern Maine Partnership") (Note 2). On January 31, 1994, Unity spun off all its assets and liabilities, except for its common stock of UNICEL, into a newly formed company, Unitel. InterCel, Inc. ("InterCel") then exchanged common stock and cash for all of the stock of the Company and purchased, for cash, from two principal stockholders of Unity, warrants entitling the holders to purchase common stock of the Company. The merger was accounted for as a purchase. Accordingly, the excess of the purchase price over the net book value of the assets is recorded as goodwill in the accompanying consolidated balance sheets.

   PRINCIPLES OF CONSOLIDATION

   The accompanying consolidated balance sheets include the accounts of the Northern Maine Partnership. All significant intercompany accounts and transactions have been eliminated in consolidation.

   RECLASSIFICATIONS

   Certain prior year amounts have been reclassified to conform to the current year presentation.

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   REGULATION

   The Company and its subsidiary are subject to the regulatory authority of the Federal Communications Commission.

   SOURCES OF SUPPLIES

   The Company relies on local and long-distance telephone companies to provide communications capacity. Although management feels that alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

   CASH AND CASH EQUIVALENTS

   Cash and cash equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less.

   SHORT-TERM INVESTMENTS

   Investments having maturities of more than three months but less than one year are categorized as held-to-maturity. Accordingly, they are carried at cost, without recognition of gains or losses deemed to be temporary, because the Company has both the intent and ability to hold these investments to maturity. At December 31, 1996, the fair value of these investments approximated cost.

   REVENUE RECOGNITION

   The Company earns revenues by providing cellular service to both local subscribers and subscribers of other cellular carriers traveling (roaming) through the Company's service area as well as from sales of cellular equipment. Local service revenues consist of base monthly service fees and airtime revenues. Base monthly service fees are billed one month in advance and are recognized when earned. Airtime revenues are recognized when service is provided. Roamer revenues consist of daily fees charged to certain nonsubscribers (depending on the nonsubscriber's cellular carrier) for roaming in the service area as well as airtime revenues for the use of the cellular network. Roamer revenues are recognized when service is rendered.


   Long-distance revenues (toll revenues) are charged to both local and roamer users and are recognized when service is rendered. Local toll (intra-LATA) revenue is passed through to the end user with no markup. Equipment sales are recognized upon delivery of the equipment to the customer. Installation and connection revenues are recognized when provided.

   CREDIT RISK

   The Company's accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company's risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The concentration of credit risk is mitigated by the large number of customers comprising the customer base. The carrying amount of the Company's receivables approximates their fair value.


   INVENTORIES

   The Company maintains inventories of cellular telephones and accessory parts (i.e., antennae, batteries, cable, etc.) for resale. Inventory is valued at the lower of cost (which approximates first-in, first-out) or market.


   PROPERTY AND EQUIPMENT

   Property and equipment are recorded at fair market value as of January 31, 1994 (which approximates historical cost), including certain labor, material, and overhead costs. The Company records depreciation using the straight-line method over the estimated useful lives of the assets, as follows:


              Buildings and towers               10-20 years
              Leasehold improvements              5-10 years
              Equipment                           3-10 years
              Furniture and fixtures              5-10 years

   The Company's policy is to remove the cost and accumulated depreciation of retirements from the accounts and recognize the related gain or loss upon the disposition of assets. There were no material retirements in 1995. During 1996, the Company purchased dual-mode analog/digital switching and transmission equipment. In conjunction with this purchase, the Company traded in its original switching equipment. The accumulated depreciation of the original switching equipment was removed, and the net book value of the original switching equipment, approximately $1,364,000, was included in the cost basis of the acquired dual-mode analog/digital switching and transmission equipment.

   GOODWILL

   Goodwill is stated at cost, less accumulated amortization, and is amortized using the straight-line method over 40 years. The Company periodically reviews the value assigned to goodwill to determine whether it has been other than temporarily impaired by adverse conditions affecting the Company. In management's opinion, there has been no diminution in the value assigned to goodwill.

   INCOME TAXES

   The Company is included in the consolidated federal income tax return of InterCel. Under a joint consolidated income tax agreement, current and deferred income taxes are allocated to the Company based on its stand-alone taxable income.

   The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability approach for financial accounting and reporting for income taxes.

   OTHER ASSETS

   Beginning in 1994, the Company began offering a promotional program under which a customer could receive a substantial discount toward a cellular phone in return for signing a noncancelable cellular telephone service agreement for a term of one, two, or three years. Under the promotional program, the Company deferred the cost associated with the program and amortized such cost over the specific contract term. These costs are included in deferred charges and other on the accompanying balance sheet as of December 31, 1995. Should a customer cancel service prior to expiration of his/her service agreement or be disconnected for nonpayment, the customer becomes liable to the Company for the full original credit issued under this program. It is the Company's policy to establish a full reserve for receivables that arise as a result of such cancellations.

   On January 1, 1996, the Company changed its method of accounting for discounts offered through its promotional program. Rather than defer the costs and amortize them over the contract term, the Company will expense the discounts when provided. The change in accounting principle resulted in a write-off of net deferred promotional costs of $1,253,181, which is net of an income tax benefit of $565,000, for the year ended December 31, 1996, and this amount is presented in the accompanying statement of operations as a cumulative effect of change in accounting principle.

   OTHER INVESTMENTS

   Other investments consist of noninterest-bearing patronage capital certificates ("PCCs") issued by the RTFC. The PCCs are issued annually and may be distributed as cash in the future at the discretion of the RTFC's board of directors. The Company did not receive any PCCs from the RTFC during 1996 or 1995.
                                       F-9

   DEFERRED REVENUE

   Deferred revenue consists of RTFC PCCs issued in connection with certain debt financing which will be paid in the future at the discretion of the RTFC's board of directors. They will be recognized as income when cash is received.


   MINORITY INTEREST

   Minority interest represents the minority partner's proportionate share of the equity of the Northern Maine Partnership.

   2. CELLULAR PARTNERSHIP

   In June 1992, the Company entered into the Northern Maine Partnership with New York Cellular Geographic Service Area ("NYCGSA"), a wholly owned subsidiary of NYNEX Mobile Communication, Inc. The Northern Maine Partnership owns and operates a cellular system in Maine RSA2 in Aroostook, Somerset, and Piscataquis Counties.

   Under the terms of the partnership agreement, the Company contributed $2,325,600 to construct and begin operating the system in return for a 51% ownership, and NYCGSA contributed the system construction permit, valued at $2,234,400, for its 49% ownership. Subsequent capital requirements are to be met based on the partners' respective ownership percentages.

   In July 1995, NYCGSA transferred its interest to Cellco Partnership ("Cellco"). Cellco was formed pursuant to the merger of Bell Atlantic Corporation and NYNEX Corporation.

   In connection with the InterCel merger, UNICEL and InterCel entered into an agreement with Cellco, the minority partner in the Northern Maine Partnership, pursuant to which Cellco agreed not to exercise certain rights under the partnership agreement.

   The business and affairs of the Northern Maine Partnership are conducted by a management committee (the "Management Committee"). The Management Committee is composed of two individuals nominated by Cellco and three individuals nominated by UNICEL.

   The Northern Maine Partnership is functioning under a business plan for 1997, subject to review by the Management Committee, which includes capital contributions from the partners to meet the expected operating and capital needs of the Northern Maine Partnership through 1997. In management's opinion, funds available from the partners are sufficient to meet the operating and capital needs of the partnership through 1997 and beyond.


   3. LONG-TERM DEBT

   Subsequent to January 31, 1994, all RTFC obligations of the Company were repaid by InterCel, and the Company executed notes payable, which is presented as due to parent in the accompanying balance sheets, to InterCel totaling approximately $18,085,000. For 1995, InterCel charged the Company interest on the outstanding amount of the due to parent balance and additional paid-in capital less gross goodwill at the rate of eight percent. For 1996, InterCel charged the Company interest on the outstanding amount of the due to parent balance (excluding all items related to the InterCel offerings) and additional paid-in capital less gross goodwill and investment balances at the rate of eight percent.

    InterCel's management has represented that the note, or any portion thereof, will not be called in the normal course of business during 1997.
     Accordingly, the unpaid balance of the note as of December 31, 1996 is classified as long-term in the accompanying balance sheet.

4.  COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company leases office and warehouse space, dedicated lines and trunk
    access facilities, and computer equipment.   The leasing of certain
    dedicated lines and trunk access is with the parent of the minority partner in the cellular partnership. Lease expense under these leases totaled $908,283 and $553,649 during 1996 and 1995, respectively.

    At December 31, 1996, the Company's minimum rental commitments under noncancelable operating leases with initial or remaining terms of more than one year were as follows:




                          1997             $  339,016
                          1998                282,959
                          1999                203,903
                          2000                136,409
                          2001                127,918
                          Thereafter          429,405
                                           ----------


                               Total       $1,519,610
                                           ----------
                                           ----------


    Rental expense under these leases totaled $336,311 and $261,388 during 1996 and 1995, respectively.

    LEGAL PROCEEDINGS



    The Company is subject to legal proceedings and claims which arise in the ordinary course of business. There are no material pending legal proceedings to which the Company is a party.

5.  INCOME TAXES

    Components of the income tax provision are as follows as of December 31, 1996 and 1995:

                                          1996           1995
                                        ----------     --------

                    Current provision   $3,222,662     $      0
                    Deferred provision   1,551,278      994,964
                                        ----------     --------



                            Total       $4,773,940     $994,964
                                        ----------     --------
                                        ----------     --------

    The following is a summary of the items which caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate:

                                           1996          1995
                                        ----------     --------

       Statutory federal tax rate           34%           34%
       Increase (decrease) in tax
         provision resulting from:
           Goodwill amortization             1            11
           State taxes, net of
             federal benefit                (4)           11
           Other, net                        1            (3)
                                        ----------     --------
                                            32%           53%
                                        ----------     --------
                                        ----------     --------

    The sources of the differences between the financial accounting and tax bases of assets and liabilities which give rise to the deferred tax assets as of December 31, 1996 and 1995 are as follows:


                                               1996           1995
                                            ----------     ----------


       Deferred tax assets:
         Net operating loss carryforwards   $1,049,866     $2,651,667
         Allowance for doubtful accounts        30,854         42,598
         Other                                  79,293        133,735
                                            ----------     ----------
                                             1,160,013       2,828,000

       Deferred tax liability:
         Depreciation                         (549,385)      (666,094)
                                            ----------     ----------

       Net deferred tax asset                  610,628      2,161,906
       Less current portion                          0       (159,258)
                                               1996           1995
                                            ----------     ----------
       Deferred tax asset--noncurrent       $  610,628     $2,002,648
                                            ----------     ----------
                                            ----------     ----------

6.  ASSET SALE


    Pursuant to an Asset Purchase Agreement, dated as of December 23, 1996, between UNICEL; InterCel Licenses, Inc., a wholly owned subsidiary of InterCel; and MRCC, Inc., a wholly owned subsidiary of Rural Cellular Corporation ("MRCC"), MRCC acquired substantially all the assets and FCC licenses of UNICEL, constituting UNICEL's cellular telephone operations in Maine, for approximately $77.2 million, including $5.4 million held in escrow, on May 1, 1997. Additionally, Cellco sold its interest in the Northern Maine Partnership to MRCC.

7.  EMPLOYEE BENEFIT PLAN

    As a former subsidiary of Unitel, the Company included its employees as participants in Unitel's pension plan (the "Plan") as of January 31, 1994. The Plan covered all eligible employees of Unitel, Unity Cable Television, Inc., and the Company until April 29, 1994, when benefit accruals for all plan participants who were employees of the Company were terminated. On September 26, 1994, the Plan spun off all assets and liabilities attributable to the Unity Telephone and subsidiary participants. The Plan provides retirement, disability, and survivor benefits to eligible employees. The Company's policy is to fund pension cost in accordance with applicable regulations.


    During fiscal 1996, the Company's interest in the Plan was merged with the InterCel pension plan. Effective November 1, 1996, InterCel notified participants of its intent to terminate the plan. The effective date of termination is expected in the first half of fiscal 1997. The effects of the proposed termination were not material. The following table sets forth the Company's portion of the defined benefit plan's funded status as of December 31, 1996 and 1995:

                                               1996           1995
                                            ----------     ----------
    Actuarial present value of benefit
      obligation:
      Vested benefits:
        Accumulated benefit obligation       $(102,919)     $(126,314)
        Additional amounts related to
          projected salary increases                 0              0
                                            ----------     ----------

      Projected benefit obligation            (102,919)      (126,314)
      Less:
        Fair value of plan assets              114,612        145,425
        Unrecognized net loss                   14,292          5,727
                                            ----------     ----------

    Prepaid pension cost recognized in
      the accompanying balance sheets        $  25,985      $  24,838
                                            ----------     ----------
                                            ----------     ----------

    The actuarial present value of the projected benefit obligation was determined using a discount rate of 6% for 1996 and 1995, and the expected long-term rate of return on assets was 6%.

    The net periodic pension (income) cost for the years ended December 31, 1996 and 1995 was not material to the financial statements.

                    UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                               MARCH 31,      DECEMBER 31,
                 ASSETS                          1997            1996
----------------------------------------     ------------    ------------
                                              (Unaudited)

CURRENT ASSETS:
    Cash and cash equivalents                $208,594,917    $186,288,853
    Short term investments                             --      75,658,893
    Accounts receivable, net                    1,920,860       2,085,419
    Inventories                                   414,741         586,299
    Accounts receivable-affiliate                  78,070              --
    Prepaid expenses and other current assets     166,452         163,949
                                             ------------    ------------
      Total current assets                    211,175,040     264,783,413
                                             ------------    ------------

PROPERTY, PLANT AND EQUIPMENT:
    Land                                          414,172         414,172
    Buildings and towers                        2,752,649       2,747,622
    Equipment                                  13,050,044      12,691,700
    Furniture and fixtures                        191,967         191,967
    Assets under construction                     215,241              --
    Less accumulated depreciation              (3,604,473)     (2,866,302)
                                             ------------    ------------
      Property, plant and equipment, net       13,019,600      13,179,159
                                             ------------    ------------

INVESTMENTS AND OTHER ASSETS:
    Goodwill, net                              22,518,402      22,671,305
    Deferred income taxes                              --         610,628
    Other investments                             389,515         389,515
    Deferred charges and other, net                89,688         117,335
                                             ------------    ------------
      Total investments and other assets       22,997,605      23,788,783
                                             ------------    ------------
        Total assets                         $247,192,245    $301,751,355
                                             ------------    ------------
                                             ------------    ------------

         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                    UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                               MARCH 31,      DECEMBER 31,
  LIABILITIES AND STOCKHOLDER'S EQUITY           1997            1996
----------------------------------------     ------------    ------------
                                             (Unaudited)

CURRENT LIABILITIES:
    Accounts payable                         $    499,018    $    587,970
    Advance billing and customer deposits         349,777         365,039
    Accrued income taxes                        3,805,656       3,222,662
    Other accrued expenses                        912,669         893,689
                                             ------------    ------------
      Total current liabilities                 5,567,120       5,069,360
                                             ------------    ------------

DEFERRED REVENUE                                  389,515         389,515
                                             ------------    ------------

DEFERRED INCOME TAXES                             704,055              --
                                             ------------    ------------

DUE TO PARENT                                 205,851,312     264,015,666
                                             ------------    ------------

MINORITY INTEREST                               2,601,623       2,535,408
                                             ------------    ------------


STOCKHOLDER'S EQUITY:
    Common stock, $1 par value, 100,000
      shares authorized, 100 shares issued
      and outstanding                                 100             100
    Additional paid-in capital                 18,405,321      18,405,321
    Retained earnings                          13,673,199      11,335,985
                                             ------------    ------------
      Total stockholder's equity               32,078,620      29,741,406
                                             ------------    ------------
                                             ------------    ------------
        Total liabilities and
          stockholder's equity               $247,192,245    $301,751,355
                                             ------------    ------------
                                             ------------    ------------

         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                    UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                          ------------------------------------
                                                 1997           1996
                                             ------------    ------------
REVENUES:
    Service                                    $3,166,477      $2,784,210
    Roamer                                        242,477         215,986
    Equipment                                      87,887         459,990
                                             ------------    ------------
      Total revenues                            3,496,841       3,460,186
                                             ------------    ------------



OPERATING EXPENSES:
    Network costs                                 635,415         362,814
    Cost of equipment sales                       385,202         376,411
    Selling, general and administrative         1,539,668       1,369,392
    Depreciation and amortization                 654,112         977,766
                                             ------------    ------------
      Total operating expenses                  3,214,397       3,086,383
                                             ------------    ------------

OPERATING INCOME                                  282,444         373,803
                                             ------------    ------------
OTHER INCOME (EXPENSE):
    Interest expense                                   --        (205,966)
    Interest income                             3,256,662       2,300,756
    Minority interest                             112,791         255,844
                                             ------------    ------------
      Other income, net                         3,369,453       2,350,634
                                             ------------    ------------
INCOME BEFORE INCOME TAXES AND
 CUMULATIVE EFFECT                              3,651,897       2,724,437
INCOME TAX PROVISION                            1,314,683         926,309
                                             ------------    ------------
INCOME BEFORE CUMULATIVE EFFECT                 2,337,214       1,798,128
CUMULATIVE EFFECT OF CHANGE IN
    ACCOUNTING PRINCIPLE, NET                          --      (1,253,181)
                                             ------------    ------------
NET INCOME                                     $2,337,214     $   544,947
                                             ------------    ------------
                                             ------------    ------------


         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                    UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                          ------------------------------------
                                                 1997           1996
                                             ------------    ------------

OPERATING ACTIVITIES:
  Net income                                 $  2,337,214    $    544,947
  Adjustments to reconcile to net
    cash provided by operating activities:
    Depreciation and amortization                 654,112         977,766
    Cumulative effect of change in accounting
      principle                                        --       1,818,181
    Deferred income taxes                       1,314,683         361,309
    Change in minority interest                  (112,791)       (255,844)
    Change in other operating elements:
      Accounts receivable, net                    164,559         141,016
      Inventories                                 171,558         (16,266)
      Prepaid expenses and other current
        assets                                     (2,503)        100,092
      Accounts payable                             13,621        (291,345)
      Advance billings and customer deposits      (15,262)         (2,713)
      Other accrued expenses                      629,621         359,431
                                             ------------    ------------
        Net cash provided by operating
          activities                            5,154,812       3,736,574
                                             ------------    ------------


INVESTING ACTIVITIES:
  Purchases of property and equipment, net       (341,650)     (2,566,904)
  Sale of short-term investments, net          75,658,893     (29,494,198)
                                             ------------    ------------

               Net cash provided by (used in)
                 investing activities          75,317,243     (32,061,102)
                                             ------------    ------------

FINANCING ACTIVITIES:
  Capital contributed by minority partner         179,006         177,461
  Advances from, (repayments to) Affiliate    (58,344,997)    281,340,250
                                             ------------    ------------

               Net cash provided by (used in)
                 financing activities         (58,165,991)    281,517,711
                                             ------------    ------------

NET INCREASE IN CASH                           22,306,064     253,193,183
CASH, AT BEGINNING OF PERIOD                  186,288,853          96,238
                                             ------------    ------------

CASH, AT END OF PERIOD
                                             $208,594,917    $253,289,421
                                             ------------    ------------
                                             ------------    ------------

         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

                  UNITY CELLULAR SYSTEM, INC. AND SUBSIDIARY

          NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed pursuant to the rules and regulations of the Securities and Exchange Commission. Certain amounts for the three months ended March 31, 1997 and 1996, respectively, have been reclassified to conform to Rural Cellular Corporation's ("RCC"), presentation. These reclassifications had no effect on consolidated net income (loss) or stockholder's equity.

(2) Pursuant to an Asset Purchase Agreement, dated as of December 23, 1996, between Unity Cellular Systems, Inc., Intercel Licenses, Inc., a wholly owned subsidiary of Intercel, Inc., and MRCC, Inc., a wholly owned subsidiary of RCC, RCC acquired substantially all the assets and FCC licenses of Unity Cellular Systems, Inc., and 51% interest in Northern Maine Cellular Partnership, constituting Unity Cellular Systems' cellular telephone operations in Maine for approximately $77.2 million, including $5.4 million held in escrow on May 1, 1997. RCC also acquired the remaining 49% interest in Northern Maine Cellular Partnership held by an affiliate of Bell Atlantic NYNEX Mobile, Inc. for $7,357,350.

                 RURAL CELLULAR CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated financial statements reflects the acquisitions of Unity Cellular Systems, Inc. and Subsidiary (Unity) and the 49% interest in Northern Maine Cellular Partnership (Northern Maine) by Rural Cellular Corporation and Subsidiaries (RCC) including the pro forma effects of the issuance of $105 million of long-term debt and the merger of Unity and Northern Maine (collectively, Unicel).

The unaudited pro forma consolidated balance sheet includes the accounts of RCC and Unicel as of March 31, 1997. The unaudited pro forma consolidated statements of operations include the results of operations of RCC and Unicel for the three months ended March 31, 1997 and for the year ended December 31, 1996. Refer to the Notes to Unaudited Pro Forma Consolidated Financial Statements for discussion of the various pro forma adjustments made in conjunction with the acquisition of Unicel. Such unaudited pro forma consolidated financial statements assume that the acquisition was accounted for under the purchase method of accounting as of March 31, 1997 for the unaudited pro forma consolidated balance sheet and as of the beginning of the period presented for the unaudited pro forma consolidated statements of operations. In the opinion of management, all adjustments necessary to present fairly such unaudited pro forma consolidated financial statements have been made.

These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of Unity included elsewhere in this Form 8-K and the historical financial statements and notes thereto of RCC which have been included in RCC's report on Form 10-K for the year ended December 31, 1996 and report on Form 10-Q for the quarter ended March 31, 1997. The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual results of operations would have been had the acquisition been consummated as of the date indicated above, nor does it purport to represent the consolidated results of operations for any future periods.

                  RURAL CELLULAR CORPORATION AND SUBSIDARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                             AS OF MARCH 31, 1997

                                                           ASSETS

                                                                              PRO FORMA ADJUSTMENTS
                                                 RCC            UNICEL        ---------------------           PRO FORMA
CURRENT ASSETS:                               HISTORICAL    HISTORICAL        DR.                CR.          ADJUSTED
                                              ---------- -------------   -------------     -------------    ------------
  CASH AND CASH EQUIVALENTS                  $    75,151 $ 208,594,917   $ 105,000,000(2)  $ 208,594,917(3) $  4,238,885
                                                                                              84,742,350(2)
                                                                                              15,007,442(2)
                                                                                               1,086,474(4)
  ACCOUNTS RECEIVABLE, NET                     6,024,400     1,920,860          67,892(5)        240,220(6)    7,772,932
  INVENTORIES                                    904,019       414,741               -                 -       1,318,760
  ACCOUNTS RECEIVABLE, AFFILIATE                       -        78,070               -                 -          78,070
  OTHER CURRENT ASSETS                           797,670       166,452               -                 -         964,122
                                              ---------- -------------   -------------     -------------    ------------
    TOTAL CURRENT ASSETS                       7,801,240   211,175,040     105,067,892       309,671,403      14,372,769
                                              ---------- -------------   -------------     -------------    ------------

PROPERTY AND EQUIPMENT:
  LAND                                         1,276,204       414,172               -                 -       1,690,376
  BUILDINGS AND TOWERS                        13,888,888     2,752,649               -           790,401(7)   15,851,136
  EQUIPMENT                                   38,762,766    13,050,044               -         2,656,957(7)   49,155,853
  FURNITURE AND FIXTURES                       4,129,805       191,967               -           157,115(7)    4,164,657
  ASSETS UNDER CONSTRUCTION                      983,033       215,241               -                 -       1,198,274
  LESS - ACCUMULATED DEPRECIATION            (15,450,213)   (3,604,473)      3,604,473(7)              -     (15,450,213)
                                              ---------- -------------   -------------     -------------    ------------
    NET PROPERTY AND EQUIPMENT                43,590,483    13,019,600       3,604,473         3,604,473      56,610,083
                                              ---------- -------------   -------------     -------------    ------------

INVESTMENTS AND OTHER ASSETS:
  INTANGIBLE ASSETS                                    -    22,518,402      71,076,419(7)     22,518,402(8)   72,415,218
                                                                             1,338,799(9)
  LICENSES, NET                                6,708,128             -               -                 -       6,708,128
  INVESTMENTS IN UNCONSOLIDATED
    AFFILIATES                                 1,461,378             -               -                 -       1,461,378
  RESTRICTED INVESTMENTS                         912,709             -               -                 -         912,709
  OTHER ASSETS, NET                            1,231,934       389,515       1,086,474(4)      389,515(3)      1,592,964
                                                                                               725,444(9)
  DEFERRED CHARGES                                     -        89,688               -          89,688(3)              -
                                              ---------- -------------   -------------     -------------    ------------
    TOTAL INVESTMENTS AND OTHER ASSETS        10,314,149    22,997,605      73,501,692        23,723,049      83,090,397
                                              ---------- -------------   -------------     -------------     -----------
    TOTAL ASSETS                             $61,705,872 $ 247,192,245   $ 182,174,057     $ 336,998,925    $154,073,249
                                              ---------- -------------   -------------     -------------    ------------
                                              ---------- -------------   -------------     -------------    ------------

                           THE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                  RURAL CELLULAR CORPORATION AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                             AS OF MARCH 31, 1997

                                                             LIABILITIES AND SHAREHOLDERS' EQUITY

                                                     RCC         UNICEL           PRO FORMA ADJUSTMENTS           PRO FORMA
CURRENT LIABILITIES:                              HISTORICAL    HISTORICAL        DR.                CR.          ADJUSTED
                                                ------------ -------------   -------------     -------------   -------------
  CURRENT MATURITIES OF LONG-TERM DEBT          $ 15,047,442 $           -   $  15,007,442(2)   $          -         40,000
  ACCOUNTS PAYABLE                                 3,610,561       499,018               -                        4,109,579
  ADVANCE BILLING AND CUSTOMER DEPOSITS                    -       349,777               -                 -        349,777
  ACCRUED INCOME TAXES                                     -     3,805,656       3,805,656(3)              -              -
  OTHER ACCRUED LIABILITIES                        2,397,013       912,669               -           613,355(9)   3,923,037
                                                ------------ -------------   -------------     -------------   ------------
    TOTAL CURRENT LIABILITIES                     21,055,016     5,567,120      18,813,098           613,355      8,422,393
                                                ------------ -------------   -------------     -------------   ------------

DEFERRED REVENUE                                           -       389,515         389,515(3)              -              -
                                                ------------ -------------   -------------     -------------   ------------

DEFERRED INCOME TAX                                        -       704,055         704,055(3)              -              -
                                                ------------ -------------   -------------     -------------   ------------
LONG-TERM DEBT                                        20,482             -               -       105,000,000(2) 105,020,482
                                                ------------ -------------   -------------     -------------   ------------
DUE TO PARENT                                              -   205,851,312     205,851,312(3)              -              -
                                                ------------ -------------   -------------     -------------   ------------
 TOTAL LIABILITIES                                21,075,498   212,512,002     225,757,980       105,613,355    113,442,875
                                                ------------ -------------   -------------     -------------   ------------
MINORITY INTEREST                                  5,674,029     2,601,623       2,601,623(1)              -      5,674,029
                                                ------------ -------------   -------------     -------------   ------------

SHAREHOLDERS' EQUITY:
  CLASS A COMMON STOCK, $.01 PAR VALUE
   15,000,000 SHARES AUTHORIZED; 7,487,858
   SHARES ISSUED AND OUTSTANDING                      74,879             -             -                   -         74,879
  CLASS B COMMON STOCK, $.01 PAR VALUE
   5,000,000 SHARES AUTHORIZED; 1,365,438
   SHARES ISSUED AND OUTSTANDING                      13,654             -             -                   -         13,654
  COMMON STOCK, $1 PAR VALUE, 100,000 SHARES
   AUTHORIZED,
   100 SHARES ISSUED AND OUTSTANDING                                   100             100(10)
  ADDITIONAL PAID-IN CAPITAL                      34,445,849    18,405,321      18,405,321(10)             -     34,445,849
  RETAINED EARNINGS                                  421,963    13,673,199      13,673,199(10)             -        421,963
                                                ------------ -------------   -------------     -------------   ------------
    TOTAL SHAREHOLDERS' EQUITY                    34,956,345    32,078,620      32,078,620                 -     34,956,345
                                                ------------ -------------   -------------     -------------   ------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $ 61,705,872 $ 247,192,245   $ 260,438,223      $105,613,355   $154,073,249
                                                ------------ -------------   -------------     -------------   ------------
                                                ------------ -------------   -------------     -------------   ------------

                           THE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                  RURAL CELLULAR CORPORATION AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                   RCC         UNICEL           PRO FORMA ADJUSTMENTS           PRO FORMA
REVENUES:                                       HISTORICAL    HISTORICAL        DR.                CR.          ADJUSTED
                                              ------------ -------------   -------------     -------------     -----------
 SERVICE                                       $23,119,691  $ 12,623,384    $          -       $         -    $ 35,743,075
 ROAMER                                          6,413,524     1,288,357               -                 -       7,701,881
 EQUIPMENT                                         927,128     2,172,409               -                 -       3,099,537
                                              ------------ -------------   -------------     -------------     -----------
   TOTAL REVENUES                               30,460,343    16,084,150               -                 -      46,544,493
                                              ------------ -------------   -------------     -------------     -----------

OPERATING EXPENSES:
 NETWORK COSTS                                   6,731,130     1,817,877               -                 -       8,549,007
 COST OF EQUIPMENT SALES                         1,374,980     1,786,673               -                 -       3,161,653
 SELLING, GENERAL AND ADMINISTRATIVE            13,575,347     6,133,272               -                 -      19,708,619
 DEPRECIATION AND AMORTIZATION                   5,539,067     4,190,078       1,946,190(11)       611,606(3)   11,063,729
                                                                                        (4)
                                              ------------ -------------   -------------     -------------     -----------
   TOTAL OPERATING EXPENSES                     27,220,524    13,927,900       1,946,190           611,606      42,483,008
                                              ------------ -------------   -------------     -------------     -----------

OPERATING INCOME:                                3,239,819     2,156,250       1,946,190           611,606       4,061,485
                                              ------------ -------------   -------------     -------------     -----------

OTHER INCOME (EXPENSE):
 INTEREST EXPENSE                                 (280,146)     (987,828)      7,875,000(12)       987,828(3)   (7,875,000)
                                                                                                   280,146(13)           -
 INTEREST AND DIVIDEND INCOME                      334,850    15,214,946      15,214,946(3)              -         334,850
 EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES    51,519             -               -                 -          51,519
 MINORITY INTEREST                                 330,892       473,578         473,578(1)                        330,892
                                              ------------ -------------   -------------     -------------     -----------
   OTHER INCOME (EXPENSE), NET                     437,115    14,700,696      23,563,524         1,267,974      (7,157,739)
                                              ------------ -------------   -------------     -------------     -----------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
 EFFECT                                          3,676,934    16,856,946      25,509,714         1,879,580      (3,096,254)
INCOME TAX PROVISION                               200,000     5,338,940               -         5,538,940(14)           -
                                              ------------ -------------   -------------     -------------     -----------
INCOME BEFORE CUMULATIVE EFFECT                  3,476,934    11,518,006      25,509,714         7,418,520      (3,096,254)

CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE, NET                               -    (1,253,181)              -                 -      (1,253,181)
                                              ------------ -------------   -------------     -------------     -----------
NET INCOME (LOSS)                              $ 3,476,934  $ 10,264,825    $ 25,509,714       $ 7,418,520    $ (4,349,435)
                                              ------------ -------------   -------------     -------------     -----------
                                              ------------ -------------   -------------     -------------     -----------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       8,508,908                                                       8,508,908
EARNINGS (LOSS) PER SHARE                      $      0.41                                                    $      (0.51)


                           THE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                   RURAL CELLULAR CORPORATION AND SUBSIDIARY
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                                 RCC         UNICEL           PRO FORMA ADJUSTMENTS           PRO FORMA
REVENUES:                                     HISTORICAL    HISTORICAL        DR.                CR.          ADJUSTED
                                            ------------ -------------   -------------     -------------     -----------
 SERVICES                                    $ 6,908,242   $ 3,166,477     $         -         $       -    $ 10,074,719
 ROAMER                                        1,317,481       242,477               -                 -       1,559,958
 EQUIPMENT SALES                                  96,714        87,887               -                 -         184,601
                                            ------------ -------------   -------------     -------------     -----------
   TOTAL REVENUES                              8,322,437     3,496,841               -                 -      11,819,278
                                            ------------ -------------   -------------     -------------     -----------

OPERATING EXPENSES:
 NETWORK COSTS                                 2,000,215       635,415               -                 -       2,635,630
 COST OF EQUIPMENT SALES                         287,376       385,202               -                 -         672,578
 SELLING, GENERAL AND ADMINISTRATIVE           4,426,573     1,539,668               -                 -       5,966,241
 DEPRECIATION AND AMORTIZATION                 1,962,781       654,112         486,548(11)       152,901(3)    2,950,540
                                                                                       (4)
                                            ------------ -------------   -------------     -------------     -----------
   TOTAL OPERATING EXPENSES                    8,676,945     3,214,397         486,548           152,901      12,224,989
                                            ------------ -------------   -------------     -------------     -----------

OPERATING INCOME (LOSS)                         (354,508)      282,444         486,548           152,901        (405,711)
                                            ------------ -------------   -------------     -------------     -----------

OTHER INCOME (EXPENSE):
 INTEREST EXPENSE                               (215,209)            -       1,968,750(12)       215,209(13)  (1,968,750)
 INTEREST AND DIVIDEND INCOME                     62,347     3,256,662       3,256,662(3)             -           62,347
 EQUITY IN LOSSES OF UNCONSOLIDATED AFFILIATES    18,809             -               -                -           18,809
 MINORITY INTEREST                               448,554       112,791         112,791(1)             -          448,554
                                            ------------ -------------   -------------     -------------     -----------
   OTHER INCOME (EXPENSE), NET                   314,501     3,369,453       5,338,203           215,209      (1,439,040)
                                            ------------ -------------   -------------     -------------     -----------
                                                                                                                       -
INCOME BEFORE INCOME TAX                         (40,007)    3,651,897       5,824,751           368,110      (1,844,751)
INCOME TAX PROVISION                                   -     1,314,683               -         1,314,683(14)           -
                                            ------------ -------------   -------------     -------------     -----------
NET INCOME (LOSS)                            $   (40,007)  $ 2,337,214       5,824,751         1,682,793    $ (1,844,751)
                                            ------------ -------------   -------------     -------------     -----------
                                            ------------ -------------   -------------     -------------     -----------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     8,853,296                                                       8,853,296
LOSS PER SHARE                               $     (0.00)                                                   $      (0.21)


                           THE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                   RURAL CELLULAR CORPORATION AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) The unaudited pro forma consolidated financial statements reflect RCC's acquisitions of the assets of Unity and Northern Maine. Both acquisitions are expected to be accounted for using the purchase method of accounting and were consummated effective May 1, 1997. The financial statements of Unity and Northern Maine have been combined for purposes of the pro forma financial statement presentation.

(2) Reflects the issuance of $105,000,000 in long-term debt from RCC's available line of credit of $140,000,000 with proceeds used to repay borrowings of $15,007,442 under a loan agreement with St. Paul Bank for Cooperatives and to acquire Unity and Northern Maine for $84,742,350.

(3) Reflects the exclusion of Unicel's assets and liabilities not acquired by RCC provided for in the Asset Purchase Agreement.

(4) Reflects debt issuance costs incurred to obtain the line of credit with Toronto Dominion Bank, which is being amortized over 8 years.

(5) Reflects customer deposits to be paid to RCC provided for in the Asset Purchase Agreement.

(6) Reflects the adjustment to Unicel's accounts receivable to provide for potentially uncollectible accounts.

(7) The allocation of the total purchase consideration for Unicel of $84,742,350 assumes that the fair value of Unicel's assets and liabilities equal their net book value (which is management's best judgment at this time). Accordingly, the net purchase consideration has been reflected as intangible assets as a result of the acquisition. The precise allocation of the purchase price to the acquired assets and liabilities is expected to be finalized by December 31, 1997.

(8) Reflects the elimination of Unicel's intangible assets in conjunction with the acquisition.

(9) Reflects direct acquisition costs paid prior to or accrued at the acquisition date.

(10) Reflects the elimination of Unicel's common stock, additional paid-in capital and retained earnings in conjunction with the acquisition.

(11) Reflects intangible assets amortization of $72,415,218 as a result of the acquisition, which is being amortized over 40 years.

(12) Reflects interest expense from the issuance of $105 million of long-term debt (7.5% interest rate).

(13) Reflects the elimination of interest expense due to the retirement of the borrowings outstanding under the loan agreement with St. Paul Bank for Cooperatives.

(14) Reflects the elimination of RCC's and the exclusion of Unicel's income tax provision due to the pro forma adjusted net loss before income taxes. RCC has recorded a 100% valuation reserve against the resulting net operating loss carryforwards.